Exhibit 10.7

FOUNDERS UNIT ISSUANCE AGREEMENT

This Founders Unit Issuance Agreement (this “Agreement”) is executed and agreed to as of February 10, 2021 (the “Effective Date”), by and between Beard Energy Acquisition Holdings LLC, a Delaware limited liability company (the “Company”), and Beard Energy Acquisition Sponsor LLC (the “Grantee”).  Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in the Limited Liability Company Agreement of the Company dated February 9, 2021 (the “LLC Agreement”), as may be amended from time to time.

BACKGROUND

The LLC Agreement authorizes the issuance by the Company of Class B Units in the Company (“Class B Units”) for no consideration.

Subject to the terms and conditions set forth in this Agreement and the LLC Agreement: the Company desires to issue to the Grantee on the terms and conditions set forth herein, and the Grantee desires to accept on such terms and conditions, the number of Class B Units specified herein, and the Company desires to assign and transfer to the Grantee, and the Grantee desires to accept on such terms and conditions, the corresponding number of Class V Shares (as defined herein) specified herein.

The Company and the Grantee each desire to agree to (i) forfeiture restrictions that will apply to the Class B Units and Class V Shares (as defined herein) issued to the Grantee, and (ii) the terms and conditions of such forfeiture restrictions.

AGREEMENT

In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, each of the Company and the Grantee hereby agrees as follows:

1.Issuance of Class B Units; Assignment of Class V Shares.  The Company hereby issues 7,187,500 Class B Units to the Grantee effective as of the Effective Date.  Each Class B Unit has a Threshold Value of zero dollars ($0.00).  The Class B Units are intended to constitute “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable law) and, therefore, the capital account associated with each such Class B Unit at the time of its issuance is equal to zero dollars ($0.00).  The Class B Units issued by the Company to the Grantee pursuant to this Agreement are referred to herein as the “Issued Units.”  In connection with the issuance of the Issued Units to the Grantee, the Company hereby assigns and transfers to the Grantee 7,187,500 shares of Class V Common Stock, $0.0001 par value per share (the “Class V Shares”), of Beard Energy Acquisition Corp. (the “Corporation” and, together with the Company and Grantee, the “Company Group”).

2.Terms of Issuance.

(a)By the Grantee’s execution of this Agreement, the Grantee is hereby bound by the terms of the LLC Agreement as a Member.  The Issued Units are subject to all of the terms and restrictions applicable to Class B Units as set forth in the LLC Agreement and in this Agreement.  Effective as of the Effective Date, the Grantee has executed a counterpart signature page to the LLC Agreement.

(b)The Grantee shall (i) make a timely election under Section 83(b) of the Code in substantially the form attached hereto as Exhibit A with respect to the Issued Units that, as of the Effective Date, are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the Treasury Regulations promulgated thereunder and (ii) consult with the Grantee’s tax advisor to determine the tax consequences of filing such an election under Section 83(b) of the Code.  It is the Grantee’s sole responsibility, and not the responsibility of any member of the Company Group, to timely file an election under Section 83(b) of the Code even if the Grantee requests any member of the Company Group or any of their respective managers, directors, officers, employees, agents or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) to assist in making such filing and even if any of such Persons agree to do so.  The Grantee shall provide the Company, on or before the due date for filing such election, proof that such election has been timely filed.  For the avoidance of doubt, the Grantee shall be solely responsible for any tax liability that may result from any failure to make a timely election under Section 83(b) of the Code with respect to the Issued Units described in clause (i) of this Section 2(b).  In the event that the Grantee fails to make a timely election under Section 83(b) of the Code with respect to such Issued Units, the Grantee shall nonetheless be treated by the Company as the owner of such Issued Units for federal income tax purposes in accordance with Internal Revenue Service Revenue Procedure 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable law).

3.Forfeiture of Issued Units and Class V Shares.  Up to 937,500 of the Issued Units and an equal number of the Class V Shares are subject to forfeiture by the Grantee to the extent that the underwriters of the initial public offering (“IPO”) of the Corporation’s units do not fully exercise their over-allotment option (the “Over-allotment Option”).  In the event the Over-allotment Option is not exercised in full, the Grantee acknowledges and agrees that it (or, if applicable, it and/or any transferees of Issued Units and Class V Shares) shall forfeit any and all rights to such number of Issued Units (up to an aggregate of 937,500) and an equal number of Class V Shares (as such amounts may be adjusted for unit or share splits, unit or share dividends, reorganizations, recapitalizations and the like) and pro rata based upon the percentage of the Over-allotment Option exercised such that immediately following such forfeiture, the Grantee (and all other initial equityholders of the Corporation and the Company prior to the IPO, if any) will own an aggregate number of Class B Units equal to 20% of the issued and outstanding equity of the Company, and corresponding Class V Shares (and/or shares of Class B Common Stock, $0.0001 par value per share, of the Corporation, if any) equal to 20% of the issued and outstanding equity of the Corporation, immediately following the IPO (excluding the 1,250 shares of Class A common stock, $0.0001 par value per share, of the Corporation, issued to Gregory A. Beard, 1,250 Class A Units issued to Gregory A. Beard, 1,250 Class A Units issued to the Corporation and any shares or Units issuable upon the exercise of warrants).  If any of the Issued Units are forfeited in accordance with this Section 2(c), then after such time the Grantee (or its successor in interest), shall no longer have any rights as a holder of such forfeited Issued Units, and the Company shall take such action as is appropriate to cancel such forfeited Issued Units.  In connection with any such forfeiture, the Grantee (or its successor in interest) shall assign and transfer to the Company an equivalent number Class V Shares by delivery to the Company and the Corporation of a stock power duly endorsed in the name of the Company.

4.Representations and Warranties of the Grantee and the Company.

(a)The Grantee hereby represents and warrants to the Company as follows:

(i)Each of this Agreement and the LLC Agreement constitutes a legal, valid and binding obligation of the Grantee, enforceable in accordance with its respective terms, as applicable, and the execution, delivery and performance of each of this Agreement and the LLC Agreement by the Grantee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Grantee is a party or by which the Grantee is bound or any judgment, order or decree to which the Grantee is subject.

(ii)The Grantee has (x) received all the information the Grantee considers necessary in connection with the Grantee’s execution of this Agreement and the LLC Agreement, and (y) had an adequate opportunity (1) to ask questions and receive answers from the Company’s, the Corporation’s and the Grantee’s independent counsel regarding the terms, conditions and limitations set forth in this Agreement and the LLC Agreement and the business, properties, prospects and financial condition of the members of the Company Group and (2) to obtain additional information (to the extent the Company or the Corporation possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Grantee or to which the Grantee had access.

(iii)The Grantee understands that the Issued Units and the Class V Common Stock are not registered under the Securities Act on the ground that the grant provided for in this Agreement and the issuance of securities hereunder are exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof, pursuant to Rule 701 promulgated thereunder, or another exemption from registration thereof and cannot be disposed of unless (x) they are subsequently registered or exempted from registration under the Securities Act or applicable securities laws and (y) such disposition is permitted under this Agreement, the LLC Agreement and the letter agreement described below.

(iv)None of the Company, its affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders or financial representatives) has provided any tax or legal advice to the Grantee regarding this Agreement, and the Grantee has had an opportunity to receive sufficient tax and legal advice from advisors of the Grantee’s own choosing such that the Grantee is entering into this Agreement and the LLC Agreement with full understanding of the tax and legal implications thereof.

(v)The Grantee further understands that the Issued Units and Class V Shares are subject to restrictions as set forth in the letter agreement to be entered into among the Grantee, the Company, the Corporation and the other parties thereto in connection with the Corporation’s initial public offering providing for certain voting, forfeiture, transfer and other restrictions and obligations with respect to the Issued Units and Class V Shares.

(b)The Company hereby represents and warrants to the Grantee that each of this Agreement and the LLC Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, and that the execution, delivery and performance of each of this Agreement and the LLC Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or by which the Company is bound or any judgment, order or decree to which the Company is subject.

5.General Provisions.

(a)Notices.  For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, sent by facsimile transmission to the number set forth below, if applicable, or sent by internationally-recognized overnight or second-day courier service with proof of receipt maintained, at the following address(es) (or any other address(es) that a party hereto may designate by written notice to the other party hereto, in accordance herewith, except that such written notice of any other address(es) shall be effective only upon receipt):

If to the Company to:

Beard Energy Acquisition Holdings LLC

601 Lexington Avenue, 20th Floor #1001

New York, NY 10022

If to the Grantee to:

Beard Energy Acquisition Sponsor LLC

601 Lexington Avenue, 20th Floor #1001

New York, NY 10022

Any such notice shall, if delivered personally or by facsimile, be deemed received upon delivery; and shall, if delivered by internationally-recognized overnight or second-day courier service, be deemed received on the second Business Day after being sent.

(b)Governing Law.  This Agreement and the obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

(c)Amendment and Waiver.  The provisions of this Agreement may be amended or modified only with the prior written consent of the Company and the Grantee.  No waiver by any party hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party hereto so waiving.  No course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(d)Severability.  If an arbitrator or court of competent jurisdiction determines that any provision of this Agreement (or portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of that provision (or portion thereof)  shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

(e)Entire Agreement.  This Agreement and the LLC Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.  To the extent of any conflict between the provisions of this Agreement, on the one hand, and the provisions of the LLC Agreement, on the other hand, in each case, the provisions of this Agreement shall control.

(f)Counterparts.  This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

(g)Successors and Permitted Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against the Grantee, the Company and their respective successors, permitted assigns and representatives, as the case may be (including subsequent holders of the Issued Units and Class V Shares).

(h)Rights of Third Parties.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto and the estate, legal representative or guardian of any individual party hereto, any rights or remedies under or by reason of this Agreement.

(i)Headings; References; Interpretation. All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto and not to any particular provision of this Agreement.  Unless the context requires otherwise, the word “or” is not exclusive.  All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Exhibit attached hereto.  All references to “including” shall be construed as meaning “including without limitation.”  Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

(j)Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

(k)Waiver of Jury Trial. THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THE RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND

ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

(l)Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State, City and County of New York in any suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 5(l) shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(m)Specific Performance.  A breach of this Agreement by the Grantee would cause irreparable harm to the members of the Company Group, and the damages relating to any such breach may be difficult to calculate.  As such, the Company Group shall be entitled to pursue specific performance and other equitable relief, including an injunction to prevent a breach of this Agreement, including with respect to the enforcement of the subject matter contained in Section 5. The remedies described in this paragraph shall not be deemed to be the exclusive remedies available to the Company Group for a breach by the Grantee of this Agreement, but shall be in addition to all other remedies available at law or equity.

The parties hereto have executed this Founders Unit Issuance Agreement as of the date first written above.

GRANTOR

Beard Energy Acquisition Holdings LLC

By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer

GRANTEE

Beard Energy Acquisition Sponsor LLC

By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer

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EXHIBIT A

Section 83(b) Election Form

The undersigned taxpayer has received an award of incentive membership units (the “Property”) in a Delaware limited liability company that is treated as a partnership for U.S. federal income tax purposes.  The Property is intended to constitute a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43.  Notwithstanding the foregoing, in the event that the Property constitutes a “capital interest” rather than a “profits interest”, the undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the Property at the time of transfer over the amount paid for the Property.

The name, tax identification number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:

Taxpayer’s Name:Beard Energy Acquisition Sponsor LLC

Taxpayer’s Tax

Identification Number:                 -            -

Taxpayer’s Address:

Taxable Year:Calendar Year 2021

The Property that is the subject of this election is 7,187,500 Class B Units in Beard Energy Acquisition Holdings LLC, a Delaware limited liability company.

The Property was transferred to the Taxpayer on February 9, 2021.

The Property is subject to the following restrictions:  The Class B Units issued to the Taxpayer are subject to various transfer restrictions and are subject to forfeiture in the event certain service conditions are not satisfied.

The fair market value of the Property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $0.00.

The amount paid by the Taxpayer for the Property is $0.00.

The amount to include in gross income is $0.00.

2

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files its annual income tax return not later than 30 days after the date of transfer of the Property.  A copy of the election also will be furnished to the person for whom the services were performed.  The undersigned is the person performing the services in connection with which the Property was transferred.

Beard Energy Acquisition Sponsor LLC

Dated:
By:
		Name:	Gregory A. Beard
		Title:	Chief Executive Officer

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